                                                                     Exhibit (b)

                           IXIS Advisor Funds Trust I
                            Section 906 Certification

        In connection with the report on Form N-CSR for the period ended September 30, 2005 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                         By:
President & Chief Executive Officer         Treasurer
IXIS Advisor Funds Trust I                  IXIS Advisor Funds Trust I

/s/ John T. Hailer                          /s/ Michael C. Kardok
John T. Hailer                              Michael C. Kardok

Date: November 28, 2005                     Date: November 28, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the IXIS Advisor Funds Trust I, and will be retained by the IXIS Advisor Funds Trust I and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.